UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2022

Paramount Gold Nevada Corp.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-36908	98-0138393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

665 Anderson Street
Winnemucca, Nevada		89445
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 775 625-3600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	PZG	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Paramount Gold Nevada Corp. (the “Company”) held its annual stockholder meeting on December 13, 2022. Of the 46,932,378 shares outstanding and entitled to vote at the meeting, 22,925,414 shares of common stock or 48.85% were voted.

At the annual stockholder meeting, the stockholders of the Company were asked to consider and vote on two proposals. The election results for each proposal were as follows:

Proposal #1: Election of Directors

The stockholders elected the following seven individuals to the Company’s Board of Directors for a one-year term expiring at the 2023 Annual General Meeting. The voting results were as follows:

	For	Withheld	Broker Non-Votes	Approval Percentage (1)
Rudi Fronk	11,189,776	1,105,289	10,630,349	91.01%
Glen Van Treek	11,840,927	454,138	10,630,349	96.31%
Rachel Goldman	11,789,257	505,808	10,630,349	95.89%
Christopher Reynolds	11,737,758	557,307	10,630,349	95.47%
Eliseo Gonzalez-Urien	11,662,632	632,433	10,630,349	94.86%
John Carden	11,543,874	751,191	10,630,349	93.89%
Pierre Pelletier	11,761,440	533,625	10,630,349	95.66%
Samantha Espley	11,857,436	437,629	10,630,349	96.44%

Proposal #2: Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of Moss Adams LLP as the Company’s independent registered public accountants for the year ended June 30, 2023. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes	Approval Percentage (1)
22,731,882	35,418	158,114	0	99.16%

(1) Percentage of votes cast for the nominee or proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Paramount Gold Nevada Corp.

Date:	December 14, 2022	By:	/s/ Carlo Buffone
Carlo Buffone, Chief Financial Officer